Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-174241, 333-159391, 333-129836, 333-115942, 333-188546) of Lionbridge Technologies, Inc. of our report dated March 6, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 6, 2015